UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2018

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2018, Zosano Pharma Corporation (the “Company”) entered into a manufacturing and supply agreement (the “Agreement”) with Patheon Manufacturing Services LLC (“Patheon”) for Patheon to provide services related to the manufacture and commercialization of the Company’s proprietary product candidate, known as M207 (zolmitriptan microneedle system). During the term of the Agreement, Patheon will provide manufacturing services to the Company for the manufacturing of M207, including, services related to processing, packaging, labelling and storing M207, in addition to other services such as stability testing, quality control and assurance and waste disposal.

The Company is required to pay for commercial supply by Patheon in annual base fees in equal monthly installments in the amounts specified in the Agreement. In addition, the Company is required to pay an additional product fee for units in excess of the number of units covered by the base fee at the price per unit provided for in the Agreement. The Agreement contains negotiated representations and warranties, indemnification, limitations of liability, and other provisions. The initial term of the Agreement continues until the seventh anniversary of the date on which the Company receives regulatory approval of M207 in the United States.

The Company may terminate the Agreement if M207 is not granted certain regulatory approvals or if such regulatory approval is withdrawn under certain circumstances. Either the Company or Patheon may terminate the Agreement for the other’s uncured material breach, uncured force majeure or bankruptcy or insolvency-related events.

The foregoing description of the material terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 8-K for the quarter ended September 30, 2018. The Company intends to seek confidential treatment for certain portions of the Agreement pursuant to a Confidential Treatment Request to be submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: October 3, 2018	By:	/s/ John Walker
Name: John Walker
Title: President and Chief Executive Officer